UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 3, 2008

OPTIO SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Georgia	001-15529	58-1435435
(State of Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3015 Windward Plaza, Windward Fairways II, Alpharetta, Georgia 30005

(Address of principal office)

Registrant’s telephone number, including area code: (770) 576-3500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On March 3, 2008, Optio Software, Inc. (“Optio”) and Bottomline Technologies Inc (“Bottomline”) entered into a definitive Agreement and Plan of Merger (“Merger Agreement”) by which Optio will be acquired by and become a wholly-owned subsidiary of Bottomline (the “Merger”).  At the effective time of the Merger, each outstanding share of Optio common stock will be automatically converted into the right to receive $1.85 per share in cash, without interest and less any applicable withholding tax.

The proposed transaction, which has been approved by the Board of Directors of both companies and is expected to close in Bottomline’s fourth fiscal quarter, is subject to Optio shareholder approval and other standard closing conditions.  Optio intends to file a copy of the Merger Agreement in an amendment to this Form 8-K.  You are encouraged to read the Merger Agreement for a more complete understanding of the transaction.  The foregoing description is qualified in its entirety by reference to the full text of the Merger Agreement.

Item 7.01. Regulation FD Disclosure

On March 3, 2008, Optio issued a press release in which it announced that it had entered into a definitive Agreement and Plan of Merger with Bottomline.  A copy of Optio’s press release is attached hereto as Exhibit 99.1.  Neither the information in Section 7.01 of this Form 8-K nor the information in the press release shall be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) The following exhibit is furnished with this document:

Number	Exhibit

99.1	Press Release issued by Optio Software, Inc. dated March 3, 2008

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 3, 2008	OPTIO SOFTWARE, INC.

	By:	/s/ C. Wayne Cape
C. Wayne Cape
President and Chief Executive Officer